EXHIBIT 10.1

EXECUTION VERSION

AMENDED AND RESTATED CROSS-GUARANTEE AGREEMENT

made by

CIH INTERNATIONAL S.À R.L.,

CIH HOLDINGS S.À R.L. and

CB INTERNATIONAL FINANCE S.À R.L.

in favor of

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of October 13, 2016

-i-

AMENDED AND RESTATED CROSS-GUARANTEE AGREEMENT

AMENDED AND RESTATED CROSS-GUARANTEE AGREEMENT, dated as of October 13, 2016, made by CIH International S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and companies register under number B 176.850 (the “Original European Borrower”), CIH Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and companies register under number B 176.841 (the “Additional European Borrower”) and CB International Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and companies register under number B 93.303 (the “Second Additional European Borrower” and, together with the Original European Borrower and the Additional European Borrower, the “Guarantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Fifth Amended and Restated Credit Agreement, dated as of October 13, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Original European Borrower, the Additional European Borrower, the Second Additional European Borrower, CONSTELLATION BRANDS, INC. (the “Company” and, together with the Original European Borrower, the Additional European Borrower and the Second Additional European Borrower, the “Borrowers”), certain other parties thereto, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent; and

WHEREAS, the Original European Borrower and the Additional European Borrower have previously entered into a Cross-Guarantee Agreement, dated as of March 10, 2016 (the “Original Cross-Guarantee Agreement”) and the parties hereto wish to amend and restate the Original Cross-Guarantee Agreement on the terms set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby agrees with the Administrative Agent:

SECTION 1.

DEFINED TERMS

1.1         Definitions.

(a)         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)         The following terms shall have the following meanings:

“Agreement”:  this Amended and Restated Cross-Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Guaranteed Obligations”:  (i) with respect to the Original European Borrower, all European Obligations of the Additional European Borrower and the Second Additional European Borrower, (ii) with respect to the Additional European Borrower, all European Obligations of the Original European Borrower and the Second Additional European Borrower and (iii) with respect to the Second Additional European Borrower, all European Obligations of the Original European Borrower and the Additional European Borrower.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.8 hereof).

1.2         Other Definitional Provisions.

(a)         The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.

GUARANTEE

2.1        Guarantees.

(a)        Each of the Guarantors hereby, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance of the Guaranteed Obligations.

(b)        Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents in respect of the Guaranteed Obligations shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)        Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantees contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)        Each Guarantor’s guarantees contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations (other than contingent indemnification and contingent expense reimbursement obligations and Guaranteed Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) of each Guarantor under the guarantees contained in this Section 2 shall have been satisfied by payment in full, the Commitments have been terminated and either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent, notwithstanding that from time to time during the term of the Credit Agreement any Loan Party may be free from any of the Guaranteed Obligations.

(e)        Except as provided in Section 4.13, no payment made by any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

2.2        [Reserved].

2.3        No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall seek to enforce any right of subrogation in respect of any of the rights of the Administrative Agent or any other Secured Party against any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations , whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Guarantors shall operate as a waiver of any subrogation rights.

2.4        Amendments, etc., with Respect to the Guaranteed Obligations.  To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any other Secured Party is or has been rescinded by the Administrative Agent or such Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, any other documents executed and delivered in connection therewith, any Swap Agreement and any agreement giving rise to Cash Management Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be, or, solely in the case of any Swap Agreement or any agreement giving rise to Cash Management Obligations, the applicable Hedge Bank or Cash Management Bank) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.5        Guarantees Absolute and Unconditional.  To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantees contained in this Section 2 or acceptance of the guarantees contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantees contained in this Section 2; and all dealings between the Borrowers and the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantees contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Guarantor under the guarantees contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6        Reinstatement.  The guarantees contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7        Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the Administrative Agent’s Office.

2.8        Keepwell.  Each Guarantor that is a Qualified ECP Guarantor at the time of the guarantee hereunder or the grant of the security interest under the Loan Documents, in each case, by any Specified Guarantor, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor with respect to such Swap Obligation as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2.8 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Guarantor for all purposes of the Commodity Exchange Act.

2.9        Luxembourg Guarantee Limitation.  Notwithstanding any provision to the contrary in this Agreement or any other Loan Documents, the payment obligation of any Guarantor under this section 2 (Guarantee) for the obligations of any Loan Party, which is not a direct or indirect subsidiary of that Guarantor shall be limited at any time, with no double counting, to an aggregate amount not exceeding the higher of:

(a)        ninety-five per cent. (95%) of the Guarantor’s own funds (capitaux propres) and subordinated debt (all as referred to in article 34 of the Luxembourg act dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended) as at the date of this Agreement;

(b) ninety-five per cent. (95%) of the Guarantor’s own funds (capitaux propres) and subordinated debt (all as referred to in article 34 of the Luxembourg act dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended) as on the date of payment of the guarantee under this Section 2 (Guarantee).

The above limitation shall not apply to:

(i) any amounts (if any) borrowed under any loan and in each case made available, in any form whatsoever, to such Guarantor or any company which is currently or will be at the time when the guarantee is called, a direct or indirect subsidiary of such Guarantor under the Loan Documents; and

(ii) any Luxembourg law governed Collateral Documents or any recoveries derived from the enforcement of a Secured Party’s rights under or in respect of the Collateral Documents.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

(a)        it is duly organized under the laws of the jurisdiction of its organization and has full capacity and right to make and perform its obligations under this Agreement, and all necessary authority has been obtained;

(b)        this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms;

(c)        the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect; and

(d)        all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement have been obtained or made and are in full force and effect, except where the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.

MISCELLANEOUS

4.1        Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

4.2        Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement.

4.3        No Waiver by Course of Conduct; Cumulative Remedies; Enforcement.

(a)        Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(b)        By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Administrative Agent and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement.

4.4        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their permitted successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by the Credit Agreement.

4.5        Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations of such Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

4.6        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.7        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8        Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.9        Integration.  This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

4.10      GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.11      Submission To Jurisdiction; Waivers.  Each Guarantor hereby irrevocably and unconditionally:

    (a)        submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

    (b)        consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c)        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 4.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.12       Acknowledgements.  Each Guarantor hereby acknowledges that:

     (a)        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

     (b)        neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c)        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

4.13       Releases.  At such time as the Guarantors cease to constitute “Borrowers” under the Credit Agreement this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

4.14       WAIVER OF JURY TRIAL.  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

4.15       Effect of Restatement.  This Agreement amends and restates the Original Cross-Guarantee Agreement in its entirety and supersedes the Original Cross-Guarantee Agreement in all respects.

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Cross-Guarantee Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Liliana Claar

Name: Liliana Claar
Title: Vice President

[Constellation – Amended and Restated Cross-Guarantee Agreement]

CIH INTERNATIONAL S.À R.L.

By: /s/ Nicolas Susgin

Name: Nicolas Susgin
Title: Category A Manager

[Constellation – Amended and Restated Cross-Guarantee Agreement]

CIH HOLDINGS S.À R.L.

By: /s/ Nicolas Susgin

Name: Nicolas Susgin
Title: Category A Manager

[Constellation – Amended and Restated Cross-Guarantee Agreement]

CB INTERNATIONAL FINANCE S.À R.L.

By: /s/ Nicolas Susgin

Name: Nicolas Susgin
Title: Category A Manager

[Constellation – Amended and Restated Cross-Guarantee Agreement]